CUSIP No. 949759104                                          Page 14 of 22 Pages


         EXHIBIT 1
                             JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.


Date:    July 7, 2000

                                     By:   /s/ John Morrison
                                           John Morrison


                                     By:   /s/ Kurt Weise
                                           Kurt Weise



                                     FINANCIAL EDGE STRATEGIC FUND, L.P.

                                     By:   PL CAPITAL, LLC
                                           General Partner

                                     By:   /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member



                                     FINANCIAL EDGE FUND, L.P.

                                     By:   PL CAPITAL, LLC
                                           General Partner

                                     By:   /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member



                                     PL CAPITAL, LLC

                                     By:   /s/ John Palmer   /s/ Richard Lashley
                                           John Palmer       Richard Lashley
                                           Managing Member   Managing Member